NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

-------------------------------- --------------- ------------- -----------------
            TRUSTEE                   FOR          WITHHELD     PERCENTAGE FOR
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JOHN J. BRENNAN                  3,351,276,690     80,562,585           97.7%
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
CHARLES D. ELLIS                 3,347,602,791     84,236,484           97.5
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
RAJIV L. GUPTA                   3,341,393,697     90,445,578           97.4
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JOANN HEFFERNAN HEISEN           3,347,706,386     84,132,889           97.5
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
BURTON G. MALKIEL                3,341,454,373     90,384,902           97.4
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
ALFRED M. RANKIN, JR.            3,350,295,686     81,543,589           97.6
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
J. LAWRENCE WILSON               3,340,413,431     91,425,843           97.3
-------------------------------- --------------- ------------- -----------------

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

---------------- -------------- --------------- ---------------- --------------
       FOR           AGAINST         ABSTAIN         BROKER        PERCENTAGE
                                                     NON-VOTES        FOR
---------------- -------------- --------------- ---------------- --------------
---------------- -------------- --------------- ---------------- --------------
2,908,139,560      171,773,340     93,122,475      258,803,900        84.7%
---------------- -------------- --------------- ---------------- --------------

NOTE: Vote tabulations are rounded to the nearest whole number.